                                                                   Exhibit 10.16

                                                                  EXECUTION COPY

           REVOLVING COMMERCIAL LOAN WAREHOUSE AND SECURITY AGREEMENT

                  REVOLVING COMMERCIAL LOAN WAREHOUSE AND SECURITY AGREEMENT, dated as of December 1, 1999 (as amended or otherwise modified from time to time, this "Agreement") between PRUDENTIAL SECURITIES CREDIT CORPORATION, a Delaware corporation, having an office at One New York Plaza, New York, New York 10292 (the "Lender"), and FIB HOLDINGS, INC., a Delaware corporation, having its principal office at 280 Trumbull Street, Hartford, Connecticut 06103 (the "Borrower").

                  WHEREAS, the Lender intends to lend and the Borrower intends to borrow up to a maximum of $75,000,000 to fund the holding of Commercial Loans (as defined herein).

                  NOW, THEREFORE, in consideration of the promises and for other good and valuable consideration, the parties hereto hereby agree as follows:

                  Section 1. The Loan. (a) Subject to the terms of this
Agreement:

                  1. The Lender agrees to lend to the Borrower up to $75,000,000 less any amounts outstanding under any loans from Lender to the Borrower's parent, First International Bank ("First International"), (such borrowing, the "Loan"), to be made in one or more advances (each, an "Advance"). The Borrower agrees that the Loan shall be used to finance fixed or adjustable rate Commercial Loans underwritten pursuant to the underwriting guidelines of First International, as such Commercial Loans are identified to the Lender in writing and in electronic form from time to time. All Commercial Loans financed hereunder shall be closed loans; i.e., this facility shall not be used for "wet" or "table" fundings. The Lender may refuse to lend against any Commercial Loan(s) which the Lender reasonably believes will not be eligible for inclusion in a securitized pool either (x) due to the characteristics of such Commercial Loan or (y) due to the expected aggregate characteristics of the Commercial Loans (an "Ineligible Commercial Loan).

                  2. Each Advance shall be made on a date occurring during the last two weeks of March, June, September or December (but in no event within one week prior to the Maturity Date referred to below) (each such date, a "Funding Date"); provided that:

                (i) (a) the conditions precedent to the making of each Advance set forth in Sections 1(a)4, 1(a)5 and 1(a)6 hereof shall be satisfied and
(b)the Lender shall have received an officer's certificate, dated the date of such Advance and signed by a duly authorized officer of the Borrower, certifying that (x) the representations and warranties of the Borrower in Section 4 hereof shall be true and correct on and as of such Funding Date as if made on and as of such date, and (y) no Event of Default shall have occurred and be continuing or would exist after the making of the Advance on such Funding Date;

                (ii) the Lender shall have received (A) in connection with each Advance, a receipt from the Custodian (as defined below) to the effect that it has received the original notes relating to the Commercial Loans that are being pledged in connection with the Advance being made on such Funding Date; and (B) prior to the initial Advance: (1) legal opinions from counsel to the Borrower, First International and First International Bancorp, Inc. ("Bancorp."), in the form of Exhibit B attached hereto; (2) the Secured Note (as defined herein) executed by the Borrower; (3) the Custody Agreement (as defined herein) executed by the Borrower and the Custodian; (4) a receipt from the Custodian to the effect that it has received the assignment of Collateral and power of attorney referred to in Sections 2(f) and (g) of the Custody Agreement (as defined below); (5) the Guarantee of Bancorp relating to the Borrower's obligations under Section 12 hereof and (6) with respect to the first Funding Date on which Insured Commercial Loans will be pledged, an Insurer Consent (each as defined below) and an endorsement to each Insurance Policy (as defined below) naming the Lender as an additional loss payee. Accordingly, the Borrower shall not request an Advance with respect to, and the Lender shall not fund, Insured Commercial Loans until the Lender receives the Insurer Consent and such legal opinions and other documentation as Lender may reasonably request.

                (iii) the Lender has satisfactorily completed its due diligence investigation of the Commercial Loans being pledged on such Funding Date;

                (iv) if any Commercial Loan to be pledged to the Lender pursuant to an Advance shall have an outstanding principal balance greater than or equal to $1,000,000, the Borrower shall have delivered to the Lender, at least three Business Days prior to the related Funding Date, a credit memorandum, in form and substance satisfactory to the Lender, containing, among other things, an environmental report for any real estate pledged as collateral for such Commercial Loan.

                  (v) the Borrower shall have delivered to the Lender and the Custodian the Commercial Loan Schedule with respect to the Commercial Loans that are being pledged on such Funding Date; and

                  (vi) no other Advance shall have been made hereunder nor shall any advance have been made by the Lender to First International under the Revolving Commercial Loan Warehouse and Security Agreement, dated as of December 4, 1998, as amended, among the Lender, First International and Bancorp (the "First International Warehouse Agreement"), in each case in the same calendar week as such Funding Date.

                  3. The Loan shall accrue interest daily on its outstanding principal amount, with interest calculated on the basis of actual days elapsed and a 360-day year. The daily interest rate on the outstanding principal amount of the Loan shall be LIBOR plus 1.20% and shall be reset on each Business Day. Interest which accrues during each calendar month shall be payable on the first Business Day of the following month, with any outstanding interest due and payable in its entirety on the date of termination of this Agreement (including the Maturity Date).

                  "LIBOR" means the London interbank offered rate for one-month U.S. dollar deposits on the basis of the offered rates of the Reference Banks for one-month U.S. Dollar Deposits, as such rates appear on Telerate Page 3750, as of 11:00 a.m. (New York Time) reset daily, as determined by Lender in its sole discretion.

                  Any amounts pre-paid or required to be repaid under this Agreement prior to the Maturity Date may be re-borrowed, subject to the terms and conditions of this Agreement, until the Maturity Date.

                  4. Not later than 4:00 p.m. New York time three Business Days prior to the proposed Funding Date for an Advance, the Borrower shall deliver to the Lender (i) a written notice in the form of Exhibit D hereto (the "Funding Notice") and (ii) an electronic disk or tape, in a mutually satisfactory form to be agreed upon by the Lender and the Borrower, detailing certain specified characteristics of the Commercial Loans previously pledged and those Commercial Loans proposed to be pledged in connection with such Advance (each such schedule, a "Commercial Loan Schedule").

                  5. The Borrower shall reimburse the Lender for any of the Lender's out-of-pocket costs and attorneys' fees and expenses incurred by the Lender in connection with this Agreement, (plus related attorneys' disbursements) up to the date hereof. In addition, the Borrower shall reimburse the Lender for any of the Lender's out-of-pocket costs and expenses incurred in connection with its due diligence review, such costs not to exceed a total maximum of $20,000 when aggregated with similar expenses of the Lender incurred under the First International Warehouse Agreement up to and including the Maturity Date.

                  6. The Commercial Loans will be serviced by First International. Therefore, the financial condition of First International is relevant to the interests of Lender. Accordingly, both as a condition to each Advance and during the term of this facility:

                  (i) First International's Tangible Net Worth (determined in accordance with GAAP) shall not be less than $47,500,000.

                  (ii) First International's Tangible Net Worth shall not be less than its Tangible Net Worth as shown on its financial statements as of September 30, 1999 (as delivered previously to the Lender) plus fifty percent (50%) of all accumulated positive net income from September 30, 1999 less $4,000,000. "Tangible Net Worth" means the difference between (x) net worth determined in accordance with GAAP less (y) the sum of (i) receivables from stockholders or Affiliates of First International and (ii) intangible assets determined in accordance with GAAP (which include assets such as copyrights, patents, trademarks, goodwill, computer programs, capitalized advertising costs, organization costs, licenses, leases, franchises, exploration permits, and import and export permits, etc.).

                  (iii) First International's leverage ratio shall not exceed 8:1, such ratio being the ratio of (x) First International's total liabilities plus an amount equal to all Advances hereunder, less subordinated debt maturing in more than one year, to (y) First International's Tangible Net Worth (determined as set forth above).

                  (iv) First International shall be "well capitalized" as defined in 12 CFR Part 325.

                  (b) The amount of each Advance shall not exceed the excess of
(A) the lesser of (i) the Applicable Percentage of the aggregate outstanding principal balance of the Commercial Loans proposed to be pledged to the Lender in connection with such Advance as of the related Cut-Off Date, and (ii) the product of (x) the Market Value of the Commercial Loans proposed to be pledged in connection with such Advance and (y) the Applicable Percentage (such lesser amount, the "Borrowing Base"), minus (B) in the event that a Collateral Deficiency Situation exists as of the date of such Advance, the Restoration Amount as of the date of such Advance.

                        For purposes of this Agreement:

                        Affiliate means, as to any Person, any other Person controlling, controlled by or under common control with such Person. "Control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlled" and "Controlling" have meanings correlative to the foregoing.

                        Applicable Percentage shall mean (i) for Commercial Loans that are not Insured Commercial Loans, 82% and (ii) for Commercial Loans that are Insured Commercial Loans, the percentage agreed to among the Borrower, First International and the Lender pursuant to a separate written agreement.

                        Business Day shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of New York or Connecticut or any day on which a bank located in the State of New York, City of New York or the State of Connecticut or the New York Stock Exchange is authorized or permitted to close for business.

                        Collateral Deficiency Situation shall be deemed to be existing as of any day on which (i) the outstanding principal amount of the Loan as of such day (including accrued interest but excluding the amount of any Advance to be made on such day) exceeds the Borrowing Base of the Commercial Loans then pledged to the Lender (disregarding the Commercial Loans, if any, proposed to be pledged to the Lender on such day).

                        Commercial Loan has the meaning set forth in Section 2.

                        Commercial Loan Schedule means each schedule of Commercial Loans listing the Commercial Loans which have been or are to be pledged by the Borrower in connection with (x) each Advance or (y) a Collateral Deficiency, such schedule identifying each Commercial Loan by address of and the name of the underlying obligor and setting forth as to each Commercial Loan at least the following information: (i)the address and name of the underlying obligor, (ii) the original principal amount, (iii) the Cut-Off Date, (iv) the principal outstanding as of the related Cut-Off Date, (v) the account number,
(vi) the amount of any change in the outstanding principal balance of each Commercial Loan since the date of the last delivered Commercial Loan Schedule,
(vii)the paid-through date, (viii) a description of the related collateral, (ix) if the primary collateral includes real estate, the related loan-to-value ratio of such property and the lien status of such real property collateral, (x) the interest rate,

(xi) whether such Commercial Loan bears a fixed or floating rate of interest,
(xii) the original term, (xiii) the remaining term, (xiv) the loan type, (xv) if the Commercial Loan is an Insured Commercial Loan, the Insured Portion expressed as a percentage and (xvi) any other information that Lender may reasonably request.

                           Cut-Off Date means, as of any date, the close of
business on the date set forth in the related Commercial Loan Schedule. In no event shall the Cut-Off Date precede by more than two weeks the date on which the related Commercial Loan Schedule is delivered.

                           GAAP means generally accepted accounting principles
applied on a consistent basis.

                           Insurance Policy collectively, means the
Comprehensive Export Credit Insurance Policy #649-8471 issued on April 17, 1998 and renewed on April 17, 1999 and the Domestic Credit Insurance Policy #649-8512 issued on July 28, 1998 and renewed on July 28, 1999, each issued by the Insurer and relating to each Insured Commercial Loan, as each may be subsequently renewed, extended, amended, supplemented or modified from time to time.

                           Insured Commercial Loan means a Commercial Loan that
is entitled to the benefits of the Insurance Policy.

                           Insured Portion means that portion of each Insured
Commercial Loan that is covered by the Insurance Policy.

                           Insurer means the National Union Fire Insurance
Company of Pittsburgh, PA and its permitted successors and assigns.

                           Insurer Consent means a letter from the Insurer
consenting to the transfer by First International to the Borrower of any and all Insured Commercial Loans to be pledged hereunder and the pledge of such Insured Commercial Loans to the Lender pursuant hereto, and containing such other provisions that the Lender may request.

                           Loan Documents means this Agreement, as it may be
renewed, extended or continued from time to time the Secured Note, the Custody Agreement and any other document, instrument or agreement executed by the Borrower or the Custodian in connection herewith or therewith, as any of the same may be amended, extended or replaced from time to time. Reference to any specific Loan Document in this Agreement or any other Loan Document shall be deemed to include any amendment, extension or replacement thereof.

                           Market Value means, as of any date and with respect
to any Commercial Loan, the servicing-released fair market value of such Commercial Loan as of such date as determined by the Lender (or an Affiliate thereof) in its sole discretion.

                           Person means any individual, corporation,
partnership, joint venture, association, limited liability company, joint-stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

                           Pledged Commercial Loan means, as of any date of
determination, any Commercial Loan for which the related note is then held by the Custodian as bailee for the Lender for purposes of perfecting the Lender's security interest.

                           Qualifying Special Purpose Entity means an entity
which qualifies as such under Financial Accounting Standards Board (FASB) Statement No. 125.

                           Reference Banks means leading banks selected by the
Lender and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on Telerate Page 3750 on the Funding Date in question,
(iii) which have been designated as such by the Custodian and (iv) not controlling, controlled by, or be under common control with, the Borrower.

                           Restoration Amount means, as of any date of
determination, the amount, if any, by which (i) the outstanding principal amount of the Loan as of such date (including accrued interest, but excluding the amount of any Advance to be made on such date) exceeds (ii) the Borrowing Base of the Commercial Loans theretofore pledged to the Lender (disregarding any Commercial Loans proposed to be pledged to the Lender on such date).

                  (c) The Loan shall mature on December 28, 2000, as such date may be extended by means of a Credit Increase Confirmation and Note Amendment (the "Maturity Date"), pursuant to the terms of Section 1(f) below.

                  (d) A Pledged Commercial Loan may only be removed from this facility under the following circumstances: (i) such Pledged Commercial Loan has been paid in full by the obligor, (ii) such

Pledged Commercial Loan breaches one or more of the representations and warranties listed in Section 4(b) below, (iii) the Lender has advised the Borrower that the Lender reasonably believes that any such Pledged Commercial Loan is an Ineligible Commercial Loan or (iv) such Pledged Commercial Loan is being sold in connection with the Lender exercising the Put Option pursuant to
Section 20.

                  (e) If the Loan is not repaid in whole on or prior to the Maturity Date, the Loan, if continued by the Lender as provided in paragraph (f) below, shall, commencing on the Maturity Date, bear interest at a rate per annum equal to LIBOR plus 5.00% until repaid.

                  (f) In the event the Loan is not repaid in whole on or prior to the Maturity Date, the Lender shall have the option, in its sole discretion, to continue the Loan on the Maturity Date through the last day of the month following the Maturity Date and, thereafter, on a month-to-month basis through the last day of each succeeding month. If the Lender elects to continue the Loan as aforesaid, it shall deliver notice of such election to the Borrower by means of a Credit Increase Confirmation and Note Amendment in the form of Exhibit C no later than 3:00 p.m. on the Business Day preceding the then scheduled date of maturity of the Loan (any such preceding date, an "Election Date"). If no such notice is delivered, the Loan shall immediately and automatically become due and payable without any further action by the Lender on the day following such Election Date, and in such event the Lender may exercise all rights and remedies available to it as the holder of a first perfected security interest under the Uniform Commercial Code of the State of New York (the "New York UCC").

                  (g) The Loan shall be evidenced by the secured promissory note of the Borrower in the form attached hereto as Exhibit A (the "Secured Note").

                  (h) If any Pledged Commercial Loan is removed from the facility in violation of subsection (d) above, except if the Lender does not continue the Maturity Date until the Termination Date (as such term is defined in the Engagement Letter dated as of December 4, 1998, as amended, among Prudential Securities Incorporated, First International and Bancorp), then an amount equal to 1.0% of the average outstanding principal balance of such Commercial Loan during the time it was a Pledged Commercial Loan shall be paid by Borrower to the Lender on the date such Commercial Loan is removed from this facility.

                  Section 2. Purpose of Loan. The Borrower agrees that the Loan shall be used to finance the following types of commercial loans: equipment loans, working capital term loans, loans secured by mortgages on commercial real estate and Insured Commercial Loans (such loans being the "Commercial Loans", it being understood that Commercial Loans shall not include loans originated under Section 7(a) of the Small Business Act). In calculating the Market Value, Borrowing Base, principal balance of Pledged Commercial Loans or the Restoration Amount, only the Insured Portion of Insured Commercial Loans shall be included. Each of the Commercial Loans shall be loans made to small business concerns either (a) originated by First International pursuant to its published underwriting criteria existing at the time the Commercial Loans were originated if such Commercial Loans were originated prior to the date hereof and if such criteria was different than the criteria heretofore supplied to the Lender, (b) originated by First International pursuant to its published underwriting criteria heretofore supplied to the Lender (or if such criteria have been changed, the terms of such new underwriting criteria shall have been supplied to Lender and are acceptable to Lender) or (c) originated by third parties and re-underwritten by First International on terms consistent with its published underwriting criteria (or pursuant to underwriting criteria presented to and acceptable to Lender) and in each case transferred by First International to the Borrower; provided, however, that the Lender shall have the right to conduct such review of any such Commercial Loans as the Lender may, in its sole discretion, decide to conduct. The Lender may decline to include in the facility any Commercial Loan.

                  Section 3. Custody of Original Notes and Loan Documents. (a) Prior to the time that the Borrower requests any Advance by the Lender with respect to any Commercial Loan, the Borrower shall cause to be delivered to the Custodian, at the offices of the Custodian located in New York, New York, or at any such other place as the parties hereto may select from time to time, the originals of all notes evidencing any Commercial Loan in which the Lender is to be granted a security interest pursuant to this Agreement. Upon delivery to the Custodian by the Borrower (or by the title company as directed by the Borrower) of any note evidencing a Commercial Loan, the Custodian will immediately execute and deliver to the Lender and Borrower the Initial Trust Receipt and Certification, in the form attached as Exhibit A to the Custody Agreement, as provided in Section 3(a) of the Custody Agreement. Delivery of the note or notes to the Custodian and the Custodian's continuous possession of such note or notes shall be a condition precedent to any such Commercial Loan being considered as Collateral (as defined in (b) below) for the purposes of the computation of the amount of any Advance or the Loan under this Agreement.

                  (b) Within 30 days after Borrower delivers to the Custodian a note evidencing a Commercial Loan, Borrower shall deliver to HSBC Bank USA, as custodian (the "Custodian") on behalf of the Lender, the documents and instruments listed in Section 2(c)-(e) of that certain Commercial Loan Custody Agreement dated as of December 1, 1999 (the "Custody Agreement") among First International, the Borrower, the Custodian and the Lender. (Such documents and instruments, including without limitation all mortgages relating thereto (with respect to each Pledged Commercial Loan, the related "Loan File"), and the original note or notes evidencing and relating to the Commercial Loans, together with any proceeds thereof, are hereinafter referred to as the "Collateral.") Within three Business Days of delivery to the Custodian by the Borrower (or by the title company as directed by the Borrower) of the Loan File relating to a Commercial Loan, the Custodian will execute and deliver to the Lender, with a copy to the Borrower, the Final Trust Receipt and Certification, in the form attached as Exhibit B to the Custody Agreement, as provided in Section 3(b) of the Custody Agreement.

                  The Borrower hereby pledges all of its right, title and interest in and to the Collateral to the Lender to secure the repayment of principal of and interest on the Loan and all other amounts owing to the Lender hereunder (collectively, the "Secured Obligations").

                  (c) Whenever any Pledged Commercial Loan is removed from this facility, as permitted hereunder, all files held by the Custodian relating to such removed Pledged Commercial Loan shall be returned to the Borrower in the manner set forth in the Custody Agreement.

                           Section 4. Representations, Warranties and Covenants.
(a) The Borrower represents and warrants to the Lender that:

                  (i) The Borrower has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. It is a Qualifying Special Purpose Entity.

                  (ii) It is duly licensed as a "Licensee" or is otherwise qualified in each state in which it transacts business where the ownership or leasing of its properties or the conduct of its business requires such license or qualification and is not in default of such state's applicable law, rules and regulations. It has the requisite power and authority and legal right to own and grant a lien on all of its right, title and interest in and to the Collateral, and to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement, the Custody Agreement and the other Loan Documents.

                  (iii) At all times after the Custodian has received from the Borrower an original note and Loan File relating to a Commercial Loan and until payment in full of the Loan, the Borrower will not commit any act in violation of applicable laws, or regulations promulgated with respect thereto.

                  (iv) The Borrower is solvent and is not in default under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money, and the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents and the execution by the Borrower of the Secured Note do not conflict with any term or provision of its certificate of incorporation or by-laws or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it and will not result in any violation of any mortgage, instrument or agreement pertaining to indebtedness for borrowed money.

                  (v) Any financial statements of the Borrower furnished to the Lender do not omit to disclose any material liabilities or other facts relevant to the Borrower's condition. All certificates of the Borrower or any of its officers furnished to the Lender are true and complete. Any such financial statements shall have been prepared in accordance with GAAP.

                  (vi) Except as have been previously obtained, no consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by it of this Agreement and the other Loan Documents.

                  (vii) There is no action, proceeding or investigation pending or, to its best knowledge, threatened against Borrower or any of its Affiliates before any court, administrative agency or other tribunal
         (A) asserting the invalidity of this Agreement or the other Loan Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the other Loan Documents or (C) which might materially and adversely affect the validity of the Commercial Loans or the performance by it of its obligations under, or the validity or enforceability of, this Agreement or the other Loan Documents.

                  (viii) There has been no adverse change in the business, operations, financial condition, properties or prospects of the Borrower, First International and Bancorp taken as a whole since the date set forth in Bancorp's most recent 10-K or 10-Q filing under the Securities Exchange Act of 1934, as amended, which would have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement or the other Loan Documents.

                  (ix) This Agreement and the other Loan Documents have been duly authorized, executed and delivered by the Borrower, all requisite corporate action having been taken, and each is valid, binding and enforceable against the Borrower in accordance with its terms.

                  (x) When a note and the related Loan File evidencing a Commercial Loan and the other Loan Documents are delivered to the Custodian, the security interest granted pursuant to this Agreement will constitute a fully-perfected first priority security interest in the Collateral in favor of the Lender.

                  (xi) The Board of Directors of the Borrower has approved the transactions contemplated by this Agreement and the other Loan Documents.

                  (xii) At the time of origination of a Commercial Loan, in all instances where commercial real property serves as the primary collateral for such Commercial Loan, the related mortgaged property was free of contamination from toxic substances or hazardous wastes requiring action under applicable laws or is subject to ongoing environmental rehabilitation, and the Borrower has no knowledge of any such contamination from toxic substances or hazardous waste material on any mortgaged property unless such items are below action levels or such mortgaged property is subject to ongoing environmental rehabilitation.

                  (b) With respect to every Commercial Loan and related note and Loan File delivered to the Custodian and pledged to the Lender to secure the Loan, the Borrower represents and warrants to the Lender that:

                  (i) Such note evidencing a Commercial Loan and the related Loan File are complete and authentic and all signatures thereon are genuine.

                  (ii) Such Commercial Loan was (a) originated by First International pursuant to its published underwriting criteria existing at the time the Commercial Loans were originated if such Commercial Loans were originated prior to the date hereof and if such criteria were different than the criteria heretofore supplied to the Lender, (b) originated by First International pursuant to its published underwriting criteria heretofore supplied to the Lender (or if such criteria have been changed, the terms of such new underwriting criteria shall have been supplied to Lender) or (c) originated by third parties and re-underwritten by First International on terms consistent with its published underwriting criteria (or pursuant to other underwriting criteria previously supplied to Lender), and such Commercial Loan arose from a bona fide loan, complying with all applicable state and Federal laws and regulations, to Persons having legal capacity to contract and is not subject to any defense, set-off or counterclaim.

                  (iii) All amounts represented to be payable on such Commercial Loan are, in fact, payable in accordance with the provisions of such Commercial Loan.

                  (iv) No payment default or material non-payment default has occurred in any provisions of such Commercial Loan.

                  (v) Any real property subject to any security interest granted by an obligor in connection with any Commercial Loan is not subject to any other encumbrances other than (i) a stated prior mortgage or mortgages, (ii) liens for taxes not yet due and payable or similar governmental charges not yet due and payable or still subject to payment without interest or penalty or (iii) zoning restrictions, utility easements, covenants or conditions and restrictions of record and other encumbrances, which will neither defeat nor render invalid such security interest or the priority thereof nor materially impair the marketability or value of such real property nor be violated by the existing improvements or the intended use thereof.

                  (vi) The Borrower holds good and indefeasible title to, and is the sole owner of, such Commercial Loan, or in the case of the Insured Commercial Loans, the Insured Portion, subject to no liens, charges, mortgages, participations, encumbrances or rights of any Person.

                  (vii) Each Commercial Loan conforms to the description thereof as set forth on the related Commercial Loan Schedule delivered to the Custodian and the Lender.

                  (viii) The Commercial Loans do not have characteristics which are materially worse than those of other loans made to small business concerns financed by First International during the twelve-month period preceding the related Funding Date.

                  (ix) No Commercial Loan shall have been originated in, or be subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Commercial Loan under this Agreement shall be unlawful, void or voidable.

                  (x) With respect to each Insured Commercial Loan, the related Insurance Policy is in full force and effect and the holder of such Insured Commercial Loan is entitled to the full benefits of the Insurance Policy.

                  (xi) Except for Insured Commercial Loans, the obligor on such Commercial Loan is a United States entity.

                  (xii) Such Commercial Loan is payable in U.S. Dollars.

                  (xiii) The first payment due on such Commercial Loan was not, or will not be, 30 or more days delinquent in payments.

                  (c) The Borrower covenants with the Lender that, during the term of this facility:

                  (i) The Borrower will continue to be a wholly-owned subsidiary of First International.

                  (ii) The Borrower shall not incur any other indebtedness, other than trade payables in the ordinary course of business.

                  (iii) The Borrower shall make available to Lender and its agents and employees, upon reasonable prior notice and during normal business hours, the books and records of the Borrower relating to the Pledged Commercial Loans and the transactions contemplated hereby.

                  Section 5. Mandatory Prepayment of Loan. (a) Upon discovery by the Borrower, the Custodian or the Lender of any breach of any of the representations and warranties listed in Section 4 preceding, the party discovering such breach shall promptly give notice of such discovery to the others.

                  The Lender has the right to require, in its unreviewable discretion, the Borrower to repay the Loan in part with respect to (i) any Commercial Loan which breaches one or more of the representations and warranties listed in Section 4(b) preceding or (ii) any Commercial Loan which the Lender reasonably believes to be an Ineligible Commercial Loan; provided, however, that the Borrower may, in lieu of repaying the Loan in part, substitute one or more other Commercial Loans, in replacement for any Commercial Loan described in (i) or (ii) above.

                  (b) If any Commercial Loan, as indicated on any Commercial Loan Schedule delivered pursuant to Section 9 hereof, becomes thirty (30) or more days delinquent in payment, the Lender may require the Borrower to prepay the Loan in part with respect to such Commercial Loan; provided, however, that the Borrower may, in lieu of repaying the Loan in part, substitute one or more other Commercial Loans, in replacement for any Commercial Loan that has become thirty (30) or more days delinquent in payment.

                  (c) If, on any date other than a Funding Date, the Lender determines that a Collateral Deficiency Situation exists, the Lender shall so notify the Borrower, and the Borrower, within three (3) Business Days, shall either (i) pay to the Lender the Restoration Amount or (ii) deliver to the Custodian on behalf of the Lender additional Commercial Loans with an aggregate Market Value at least equal to the product of (x) the Restoration Amount and (y) a fraction, the numerator of which is 100% and the denominator of which is the Applicable Percentage. The provisions of Section l shall govern with regard to a Collateral Deficiency Situation as of a Funding Date; provided, however, that if the Collateral Deficiency Situation results from a release by the Lender of its lien, such Collateral Deficiency Situation shall be remedied as aforesaid on the business day on which such Collateral Deficiency Situation arises.

                  Section 6. Additional Documents. The Borrower will execute and deliver, or cause to be executed and delivered, to the Lender from time to time, such confirmatory or supplementary security agreements, financing statements, reaffirmations and consents and such other documents, instruments or agreements as the Lender may reasonably request, which are in the Lender's judgment necessary or desirable to obtain for the Lender the benefit of the Collateral.

                  Section 7. Servicing. First International shall service the Commercial Loans with the degree of skill and care consistent with that which First International customarily exercises with respect to similar loans owned, managed or serviced by it and all applicable industry standards. First International shall comply with all applicable state and federal laws and regulations; shall maintain all state and federal licenses and franchises necessary for it to perform its servicing responsibilities hereunder and shall not impair the rights of the Lender in any Commercial Loans or for payment thereunder. As compensation for its services hereunder, the Borrower shall pay First International a monthly servicing fee equal to 0.40% per annum of the aggregate principal balance of the Pledged Commercial Loans as of the first day of such month. The servicing fee shall be paid no later than 15 days after each calendar month.

                  Section 8. No Oral Modifications; Successors and Assigns. No provisions of this Agreement shall be waived or modified except by a writing duly signed by the authorized agents of the Lender and the Borrower. This Agreement shall be binding upon the successors and assigns of the parties hereto.

                  Section 9. Reports. (a) The Borrower shall provide or cause First International to provide the Lender with an electronic disk or tape (each, a "Supplemental Commercial Loan Schedule") (i) three Business Days prior to each Funding Date, (ii) within 10 Business Days after the end of each month, and
(iii) within two Business Days following any request made by the Lender or any Affiliate thereof for such a report, setting forth, on a loan-by-loan basis, all the information contained in the definition of "Commercial Loan Schedule" herein, plus the current principal balance outstanding of each Commercial Loan as of the end of the prior calendar month and the change in the current principal balance outstanding of each Commercial Loan since the date of the last delivered Commercial Loan Schedule or Supplemental Commercial Loan Schedule, as the case may be. Such Supplemental Commercial Loan Schedule will also contain delinquency information concerning (x) all Commercial Loans then held in this warehouse facility and (y) any Commercial Loans proposed to be delivered to this facility on the next Funding Date. The Supplemental Commercial Loan Schedule shall be in a format as may be agreed upon by the Borrower and the Lender from time to time.

                  (b) The Borrower shall provide or cause First International to provide the Lender and the Custodian with a "hard-copy" Commercial Loan Schedule or Supplemental Commercial Loan Schedule meeting the requirements of the Custody Agreement on each date on which an electronic disk or tape is delivered to the Lender (or a designated Affiliate thereof); the electronic disk or tape and the Commercial Loan Schedule shall each relate to the same Cut-Off Date.

                  (c) The Borrower shall furnish or cause First International to furnish to Lender (i) promptly, copies of any material and adverse notices (including, without limitation, notices of defaults, breaches, potential defaults or potential breaches) given to or received from its or its Affiliates other lenders, (ii) immediately, notice of the occurrence of any "Event of Default" hereunder or of any situation which the Borrower reasonably expects to develop into an "Event of Default" hereunder, (iii) copies of Bancorp's annual and quarterly financial statements reflecting any public filings made to the Securities and Exchange Commission, provided that any annual Form 10-K filing shall be furnished no later than 90 days after each year-end and any quarterly Form 10-Q filing shall be furnished no later than 45 days after each quarter end, (iv) annual audited financial statements 90 days after each year-end, (v) three (3) days prior to the date of each Advance (the date of which Advance shall be no later than two (2) weeks after the receipt of the Supplemental Commercial Loan Schedule delivered pursuant to Section 9 (a) (ii) above), portfolio performance data with respect to the Commercial Loans, (vi) First International's quarterly Call Report no later than 45 days after each quarter,
(vii) any other financial information reasonably requested by the Lender and
(viii) an officer's certificate within ten (10) Business Days after the end of each quarter to the effect that the covenants set forth in Section 4(c) and the conditions set forth in Section 1(a)6 are true and satisfied, respectively, on such date and containing therein the mathematical calculations used to determine Tangible Net Worth and all required ratios. All required financial statements, information and reports shall be prepared in accordance with GAAP, or, if applicable to SEC filings, SEC accounting regulations.

                  Section 10. Events of Default. Each of the following shall constitute an "Event of Default" hereunder:

                  (a) Failure of the Borrower or an Affiliate to (i) make any payment of interest or principal or any other sum which has become due, whether by acceleration or otherwise, under the terms of the Secured Note, this Agreement or any other Loan Document evidencing or securing indebtedness of the Borrower to the Lender or (ii) pay the Restoration Amount or deliver Commercial Loans in the amount required by Section 5(c);

                  (b) Assignment or attempted assignment by the Borrower of this Agreement or any rights hereunder, without first obtaining the specific written consent of the Lender, or the granting by the Borrower of any security interest, lien or other encumbrance on any Collateral to other than the Lender;

                  (c) The filing by or against the Borrower or any Affiliate thereof of a petition for liquidation, reorganization, arrangement or adjudication as a bankrupt or similar relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or of any foreign jurisdiction; the failure of the Borrower or such Affiliate to secure dismissal of any such petition filed against it within thirty (30) days of such filing; the making of any general assignment by the Borrower or any Affiliate for the benefit of creditors; the appointment of a receiver or trustee for the Borrower or any such Affiliate, or for any part of the Borrower's or such Affiliate's assets; the institution by the Borrower or any Affiliate of any other type of insolvency proceeding (under the Bankruptcy Code or otherwise) or of any formal or informal proceeding, for the dissolution or liquidation of, settlement of claims against, or winding up of the affairs of, the Borrower or any Affiliate; the institution of any such proceeding against the Borrower or any Affiliate if the Borrower or such Affiliate shall fail to secure dismissal thereof within thirty (30) days thereafter; the consent by the Borrower or any Affiliate to any type of insolvency proceeding against the Borrower or such Affiliate (under the Bankruptcy Code or otherwise); the occurrence of any event or existence of any condition which could be the ground, basis or cause for any proceeding or petition described in this Section;

                  (d) Any materially adverse change in the financial condition of the Borrower, First International or Bancorp or the existence of any other condition which, in the Lender's sole determination, constitutes an impairment of the Borrower's ability to perform its obligations under this Agreement or the Secured Note;

                  (e) Failure of First International to service the Commercial Loans in substantial compliance with the servicing requirements set forth in
Section 7 hereof;

                  (f) A breach of (i) any representation or warranty set forth in Section 4(a) hereof, (ii) any of the covenants set forth in Sections 4(c) and 9 hereof, (iii) any of the conditions set forth in Section 1(a)6 hereof shall cease to be satisfied or (iv) a use of the proceeds of the Loan for a purpose other than as set forth in Section 2 hereof;

                  (g) The Borrower or any of its Affiliates shall default in (i) any payment of principal or interest of any indebtedness (other than the Loan) or guarantee obligation beyond the grace period, if any, provided therefor in the instruments or agreements pursuant to which such indebtedness was created (not to exceed 14 days), or in (ii) the observance or performance of any other provision of such indebtedness or guarantee, and the lender or beneficiary thereunder shall have the ability to declare an "event of default" under such instrument or agreement, which would result in either an acceleration of the indebtedness created thereunder or the termination of future funding commitments to the Borrower or an Affiliate.

                  Section 11. Remedies Upon Default. (a) Upon the happening of one or more Events of Default, the Lender may (x) refuse to make further Advances hereunder and (y) immediately declare the principal of the Secured Note then outstanding to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Agreement and exercise all rights and remedies available to it as the holder of a first perfected security interest under the New York UCC; provided that, upon the occurrence of the Event of Default referred to in Section 10(c), such amounts shall immediately and automatically become due and payable without any further action by any Person or entity. Upon such declaration or such automatic acceleration, the balance then outstanding on the Secured Note shall become immediately due and payable without presentation, demand or further notice of any kind to the Borrower.

                  (b) Upon the occurrence of an Event of Default, the Lender may assume all collection and servicing functions (including, without limitation, the establishment of new addresses and accounts to receive all payments on the Pledged Commercial Loans) or may appoint a successor servicer designated by the Lender to assume those functions. At all times following such events, for so long as the Loan or any portion thereof is outstanding, the Lender shall have the right to collect and receive all further payments made on the Collateral, and if any such payments are received by the Borrower, the Borrower shall not commingle the amounts received with other funds of the Borrower and shall promptly remit all such payments received over to the Lender.

                  (c) Following the occurrence and during the continuance of an Event of Default, interest shall accrue on the Loan at a default interest rate of LIBOR plus 5.00%.

                  Section 12. Indemnification. The Borrower agrees to hold the Lender (which term shall include all Affiliates, officers, directors, employees and agents of Lender and its Affiliates) harmless from and indemnifies the Lender against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by, or asserted against the Lender relating to or arising out of this Agreement, the other Loan Documents or any transaction contemplated hereby or thereby resulting from anything other than the Lender's gross negligence or willful misconduct. The Borrower also agrees to reimburse the Lender for all reasonable expenses in connection with the enforcement of this Agreement and the other Loan Documents including without limitation the reasonable fees and disbursements of counsel. The Borrower's agreements in this Section shall survive the payment in full of the Secured Note and the expiration or termination of this Agreement. The Borrower hereby acknowledges that, notwithstanding the fact that the Secured Note is secured by the Collateral, the obligations of the Borrower under the Secured Note are recourse obligations of the Borrower.

                  Section 13. Power of Attorney. The Borrower hereby authorizes the Lender, at the Borrower's expense, to file such financing statement or statements relating to the Collateral without the Borrower's signature thereon as the Lender at its option may deem appropriate, and appoints the Lender as the Borrower's attorney-in-fact to execute any such financing statement or statements in the Borrower's name and to perform all other acts which the Lender deems appropriate to perfect and continue the security interest granted hereby and to protect, preserve and realize upon the Collateral, including, but not limited to, the right to endorse notes, complete blanks in documents and sign assignments on behalf of the Borrower as its attorney-in-fact. This Power of Attorney is coupled with an interest and is irrevocable without the Lender's consent. Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence and continuance of any Event of Default hereunder.

                  SECTION 14. GOVERNING LAW; AGREEMENT CONSTITUTES SECURITY AGREEMENT. THIS AGREEMENT IS INTENDED BY THE PARTIES HERETO TO BE GOVERNED BY NEW YORK LAW, WITHOUT GIVING EFFECT TO PRINCIPALS OF CONFLICTS OF LAW, AND TO CONSTITUTE A SECURITY AGREEMENT WITHIN THE MEANING OF THE NEW YORK UCC.

                  Section 15. Lender May Act Through Affiliates. The Lender may, from time to time, designate one or more Affiliates for the purpose of performing any action hereunder.

                  Section 16. Notices. All demands, notices and communications relating to this Agreement shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or by overnight courier, or, if by other means, when received by the other party or parties at the address shown below, or such other address as may hereafter be furnished to the other party or parties by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).


If to the Borrower:

                           FIB HOLDINGS, INC.

                           280 Trumbull Street
                           Hartford, CT  06103
                           Attention:    Theodore J. Horan
                           Telephone:    860-241-2595
                           Fax Number:   860-241-4726

With a copy to:

                           Bruce C. Silvers, Esq.
                           Bingham Dana LLP
                           One State Street
                           Hartford, CT  06103
                           Telephone:    860-240-2943
                           Fax Number:   860-240-2800


If to the Lender:

                           Prudential Securities Credit
                               Corporation
                           One New York Plaza
                           Credit Analysis Department
                           New York, New York 10292
                           Attention:    Jeff French/Jim Maitland
                           Telephone:    (212) 778-1540
                           Fax Number:   (212) 778-2239

With copies to:

                           Prudential Securities Incorporated
                           One New York Plaza
                           Investment Banking Group
                           New York, New York 10292
                           Attention:    Andrew Yuder
                           Phone Number: (212) 778-2581
                           Fax Number:   (212) 778-7403

                           Richard L. Fried, Esq.
                           Stroock & Stroock & Lavan LLP
                           180 Maiden Lane
                           New York, New York  10038
                           Phone Number: (212) 806-6047
                           Fax Number:   (212) 806-6006

                  Section 17. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

                  Section 18. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                  Section 19. Headings. The section headings contained herein are for convenience of reference only and shall not define or limit any of the terms and provisions hereof.

                  Section 20. Put Option. (a) The Borrower hereby grants the Lender the option (the "Put Option") to require the Borrower to repay some or all of the Loan, at any time following the date hereof, but subject to the provisions set forth in this Section 20, for an amount equal to the sum of (i) 100% of the principal amount of the portion of the Loan being repaid (ii) all accrued interest thereon, and (iii) any amounts owed, to the Lender under this Agreement (the "Put Option Price"). If the Lender desires to exercise the Put Option, it shall provide the Borrower and the Custodian with written notice to that effect. Such notice shall specify the portion of the Loan for which the Put Option is being exercised and shall set for closing a date (the "Put Option Purchase Date") which is not less than 15 nor more than 90 days after the date such notice is sent. The Lender may rescind such notice, without liability of any kind, any time prior to the Put Option Purchase Date by giving written notice thereof to the Borrower and the Custodian.

                  (b) Notwithstanding anything to the contrary in Section 20(a), the Put Option may only be exercised if the Borrower obtains the Put Option Price by transferring the Pledged Commercial Loans in connection with the settlement of a commercial transaction conducted in the capital markets. If less than all of the Pledged Commercial Loans are to be so transferred, the Borrower shall transfer those Pledged Commercial Loans as are designated in writing by the Lender.

                  (c) If the Lender exercises the Put Option, on the Put Option Purchase Date the Borrower shall pay the Lender the Put Option Price.

                  (d) If in connection with a transaction described in paragraph
(b) above, the Lender exercises the Put Option, on the closing date of such transaction the Borrower shall sell to the party designated by the Lender those Pledged Commercial Loans that are designated in writing by the Lender pursuant to paragraph (b) above.

                  [Rest of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties have executed this Agreement the date and year first above written.


                                          FIB HOLDINGS, INC.

                                          By:/s/Theodore J. Horan
                                                Name:  Theodore J. Horan
                                                Title: Vice President


                                          PRUDENTIAL SECURITIES CREDIT
                                                   CORPORATION


                                          By:/s/Jeffrey K. French
                                                Name:  Jeffrey K. French
                                                Title: Senior Vice President


Accepted and Agreed as to
  Section 7

FIRST INTERNATIONAL BANK


By:/s/ Theodore J. Horan
       Name:  Theodore J. Horan
       Title  Senior Vice President